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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
SARA LEE CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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September 20, 2000

Dear Sara Lee Stockholder:

    It is my pleasure to invite you to Sara Lee Corporation's 2000 Annual Meeting of Stockholders. This year's meeting will be held in the Arie Crown Theater at McCormick Place, 2301 South Lake Shore Drive, Chicago, Illinois on Thursday, October 26, 2000, at 10:00 a.m. A map and directions to the Arie Crown Theater are located on the back page of this proxy statement and on the enclosed admission ticket to the meeting.

    The formal notice of the meeting follows on the next page. In addition to the three items of business, we will also discuss Sara Lee's 2000 performance and answer your questions. Enclosed with this proxy statement are your proxy card, a postage-paid envelope to return your proxy card, your admission ticket to the meeting and Sara Lee's 2000 Annual Report.

    Your vote is important. Whether you plan to attend the meeting or not, you may vote your shares via a toll-free telephone number or over the Internet, or you may sign, date and mail the enclosed proxy card in the envelope provided. Instructions regarding all three methods of voting are contained on the proxy card. If you attend the meeting and prefer to vote in person, you may do so.

    I look forward to seeing you at the meeting.

                      Sincerely,

                      John H. Bryan
                      Chairman of the Board

NOTICE OF THE 2000
ANNUAL MEETING OF STOCKHOLDERS

    The Annual Meeting of Stockholders of Sara Lee Corporation will be held on Thursday, October 26, 2000, at 10:00 a.m., in the Arie Crown Theater at McCormick Place, 2301 South Lake Shore Drive, Chicago, Illinois for the following purposes:

  1.
  to elect 17 directors;

  2.
  to vote on the ratification of the appointment of Arthur Andersen LLP as our independent public accountants for the 2001 fiscal year;

  3.
  to vote on a stockholder proposal requesting the Board of Directors to adopt a policy of removing genetically engineered foods from our products; and

  4.
  to transact such other business as may properly come before the meeting.

    Stockholders of record at the close of business on September 1, 2000 are entitled to notice of and to vote at the Annual Meeting.

    Whether or not you plan to attend the meeting, we urge you to vote your shares via a toll-free telephone number or over the Internet, or by signing, dating and mailing the enclosed proxy card in the envelope provided.

                      By Order of the Board of Directors

                      Roderick A. Palmore
                      Senior Vice President, General Counsel and
                      Secretary

September 20, 2000

INFORMATION ABOUT SARA LEE CORPORATION

    Sara Lee is a global manufacturer and marketer of high-quality, brand-name consumer products. We have operations in more than 40 countries and market branded consumer products in more than 170 countries. We employ 154,000 people worldwide. The address of our principal executive office is Three First National Plaza, 70 W. Madison Street, Chicago, Illinois 60602-4260. Our telephone number is (312) 726-2600. Sara Lee's Internet website is located at www.saralee.com.

INFORMATION ABOUT THE ANNUAL MEETING

Information About Attending the Annual Meeting

     Our Annual Meeting will be held on Thursday, October 26, 2000 at 10:00 a.m., in the Arie Crown Theater at McCormick Place, 2301 South Lake Shore Drive, Chicago, Illinois. Please note that the doors to the Theater will not open for admission until 9:30 a.m. Your admission ticket is included with this proxy statement. If you plan to attend the Annual Meeting, please bring your admission ticket with you.

Information About this Proxy Statement

     We sent you these proxy materials because Sara Lee's Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. If you own Sara Lee common stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one set of these proxy materials. To assist us in saving money and to provide you with better stockholder services, we encourage you to have all your accounts registered in the same name and address. You may do this by contacting Sara Lee's Stockholder Services Department at (312) 558-8662. This proxy statement summarizes information that we are required to provide to you under the rules of the Securities and Exchange Commission and that is designed to assist you in voting your shares. On September 20, 2000, we began mailing these proxy materials to all stockholders of record at the close of business on September 1, 2000.

Information About Voting

     Stockholders can vote in person at the Annual Meeting or by proxy. There are three ways to vote by proxy:

  •
  By Telephone — You can vote by telephone by calling 1-888-426-7034, toll-free within the United States, and following the instructions on the proxy card;

  •
  By Internet — You can vote by Internet by following the instructions on the proxy card; or

  •
  By Mail — You can vote by mail by signing, dating and mailing the enclosed proxy card.

     If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to attend the Annual Meeting and vote your shares in person, you should contact the broker or agent in whose name your shares are registered to obtain a broker's proxy card and bring it and your admission ticket to the Annual Meeting in order to vote.

     If you vote by proxy, the individuals named on the card (your proxies) will vote your shares in the manner you indicate. You may specify whether your shares should be voted for all, some or none of the nominees for director and whether your shares should be voted for or against each of the other proposals. If you sign and return the card without indicating your instructions, your shares will be voted as follows:

  •
  For the election of the 17 nominees for directors;

  •
  For the ratification of the appointment of Arthur Andersen LLP as our independent public accountants for the 2001 fiscal year; and

  •
  Against the stockholder proposal.

    You may revoke or change your proxy at any time before it is exercised by sending a written revocation to Sara Lee's Secretary, Roderick A. Palmore, by providing a later dated proxy, by voting in person at the meeting or through Internet or telephone voting. Your most current telephone or Internet vote is the one that is counted.

    Each share of Sara Lee common stock is entitled to one vote. As of September 1, 2000, there were 840,397,128 shares of common stock outstanding. Each share of Series A ESOP Convertible Preferred Stock held in the Sara Lee Employee Stock Ownership Plan (ESOP Stock) is entitled to 10.264 votes. As of September 1, 2000, there were 3,406,992 shares of ESOP Stock outstanding. The common stock and the ESOP Stock vote together on all matters as a single class.

Information for Sara Lee Employees Who are Stockholders

    If you are one of our many employees who is a stockholder and you participate in the Employee Stock Ownership Plan (the ESOP), in the Sara Lee Common Stock Fund under any of Sara Lee's retirement or savings plans (the Savings Plans), or in Sara Lee's Dividend Reinvestment Plan, you will receive one proxy for all accounts registered in the same name. If all of your accounts are not registered in the same name, you will receive a separate proxy for each account that is registered in a different name. If you participate in the ESOP or the Savings Plans, your proxy card will serve as voting instructions for the trustees of those plans for shares allocated to your account, as well as a proportionate share of any unallocated shares and unvoted shares. If you fail to give voting instructions to the trustees, your shares will be voted by the trustees in the same proportion as shares held by the trustees for which voting instructions have been received.

Information Regarding Tabulation of the Vote

     Sara Lee has a policy that all proxies, ballots and votes tabulated at a meeting of stockholders are confidential, and the votes will not be revealed to any Sara Lee employee or anyone else, other than to the non-employee tabulator of votes or an independent election inspector, except (1) as necessary to meet applicable legal requirements or (2) in the event a proxy solicitation in opposition to the election of the Board of Directors is filed with the Securities and Exchange Commission. Representatives of Computershare Investor Services LLC will tabulate votes and act as Inspectors of Election at the meeting.

Quorum Requirement

     A quorum is necessary to hold a valid meeting. If stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting are present in person or by proxy, a quorum will exist. Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs when a broker votes on some matter on the proxy card but not on others because the broker does not have the authority to do so.

Information About Votes Necessary for Action to be Taken

    Seventeen directors will be elected at the meeting by a plurality of all the votes cast at the meeting, meaning that the 17 nominees for director with the most votes will be elected. In an uncontested election for directors, the plurality requirement is not a factor. Other matters to be considered at the meeting require an affirmative vote of the majority of all votes cast on the matter. Abstentions and broker non-votes will have no effect on the three items to be presented at the meeting.

Other Matters

    The Board of Directors does not know of any other matter that will be presented at the Annual Meeting other than the proposals discussed in this proxy statement. Under our Bylaws, generally no business besides the three proposals discussed in this proxy statement may be transacted at the meeting. However, if any other matter properly comes before the Annual Meeting, your proxies will act on such matter in their discretion.

ELECTION OF DIRECTORS

    Sara Lee's directors are elected each year at the Annual Meeting by the stockholders. We do not have a staggered board. Seventeen directors will be elected at this year's Annual Meeting. Each director's term lasts until the 2001 Annual Meeting of Stockholders and until he or she is succeeded by another qualified director who has been elected. All the nominees are currently directors. Mr. Steve McMillan and Mr. Cary McMillan are not related.

    If a nominee is unavailable for election, the proxy holders may vote for another nominee proposed by the Board, or the Board may reduce the number of directors to be elected at the Annual Meeting. The following information is furnished with respect to each nominee for election as a director. The ages of the nominees are as of October 26, 2000.

PAUL A. ALLAIRE Chairman of the Board and Chief Executive Officer of Xerox Corporation (information processing). Mr. Allaire became a director of Sara Lee in 1989. He is a director of Lucent Technologies, J.P. Morgan & Co. Incorporated, priceline.com and SmithKline Beecham plc and a trustee of Carnegie-Mellon University and Worcester Polytechnic Institute. Mr. Allaire is also a director of the Ford Foundation and a member of the boards of the Council on Foreign Relations and the Council on Competitiveness. He is a member of The Business Roundtable and The Business Council. Age 62.

FRANS H.J.J. ANDRIESSEN Professor (Emeritus), European Integration, University of Utrecht, the Netherlands. Mr. Andriessen is a former Minister of Finance of the Netherlands. He became a member of the Commission of the European Communities in 1981 and was first Vice President of the Commission from 1989 until 1993. He is a member of the board of SHV (Steenkool en Handelsvereniging), DHV Beheer BV, DELA Coöperatie and Robeco. He is honorary advisor to KPMG Netherlands. He became a director of Sara Lee in 1993. Mr. Andriessen is a member of the Supervisory Board of Sara Lee/DE N.V., a subsidiary of Sara Lee. Age 71.

JOHN H. BRYAN Chairman of the Board of Sara Lee Corporation. Mr. Bryan served as Chief Executive Officer from 1976 to July 2000 and he became a director of Sara Lee in 1974. He is a director of BP Amoco p.l.c., Bank One Corporation, General Motors Corporation and Goldman Sachs Group, Inc. Mr. Bryan is a past Chairman and a director of the Grocery Manufacturers of America, Inc., a member of The Business Council and a director and past national Chairman of the Business Committee for the Arts. He is the past Chairman of Catalyst and a trustee of the University of Chicago, Chairman of the Board of Trustees of The Art Institute of Chicago and former Chairman of the Chicago Council on Foreign Relations. Age 64.

DUANE L. BURNHAM Retired Chairman and Chief Executive Officer of Abbott Laboratories (health care products and services). He became a director of Sara Lee in 1991. Mr. Burnham is also a director of Northern Trust Corporation. He is also a member of the board of the Lyric Opera (Chicago) and Chairman of the Chicago Council on Foreign Relations. Mr. Burnham is a trustee of Northwestern University and a member of the Advisory Board of the J.L. Kellogg Graduate School of Management at Northwestern University. Age 58.

CHARLES W. COKER Chairman of the Board of Sonoco Products Company (packaging products manufacturer). He became a director of Sara Lee in 1986. Mr. Coker is also a director of Bank of America Corporation, Springs Industries, Inc. and Carolina Power and Light Company. He is Chairman of the Board of Hollings Cancer Center. Age 67.

JAMES S. CROWN General Partner of Henry Crown and Company (Not Incorporated) (diversified investments). He became a director of Sara Lee in 1998. Mr. Crown also is a director of General Dynamics Corporation and Bank One Corporation. He also serves as a trustee of the University of Chicago, the Chicago Symphony Orchestra and the Museum of Science and Industry (Chicago). Age 47.

WILLIE D. DAVIS President of All-Pro Broadcasting, Inc. (radio stations), a privately owned company. Mr. Davis became a director of Sara Lee in 1983. He is also a director of The Dow Chemical Company, Kmart Corporation, Alliance Bank (Culver City, California), Johnson Controls Inc., MGM Grand, Inc., Strong Fund, Checkers Hamburgers, Inc., Bassett Furniture, MGM Inc. and Wisconsin Energy, Inc. Mr. Davis is a trustee of the University of Chicago and Marquette University. Age 66.

VERNON E. JORDAN, JR. Senior Managing Director of Lazard Freres & Co. LLC (investment bank) and of counsel to Akin, Gump, Strauss, Hauer & Feld L.L.P. (law firm). Mr. Jordan became a director of Sara Lee in 1989. He was a senior partner of Akin, Gump, Strauss, Hauer & Feld L.L.P. from 1982 to 1999 and he served as President of the National Urban League, Inc. from 1972 to 1982. Mr. Jordan is a director of American Express Company, Dow Jones & Company, Inc., J.C. Penney Company, Inc., Revlon Group, Ryder System, Inc., Union Carbide Corporation, Callaway Golf Company, Xerox Corporation and Clear Channel Communications, Inc. Mr. Jordan is a trustee of Howard University and a governor of the Joint Center for Political and Economic Studies. Age 65.

JAMES L. KETELSEN Retired Chairman of the Board and Chief Executive Officer of Tenneco Inc. (diversified industrial corporation). He was Chairman of the Board and Chief Executive Officer of Tenneco Inc. from 1978 to 1992. Mr. Ketelsen became a director of Sara Lee in 1982. He is also a director of J.P. Morgan & Co. Incorporated and its subsidiary, Morgan Guaranty Trust Company of New York. Age 69.

HANS B. van LIEMT Retired Chairman of the Board of Management of DSM NV (chemicals). Mr. van Liemt served as Chairman of the Board of Management of DSM NV from 1984 to 1993. Mr. van Liemt became a director of Sara Lee in 1994. He is Chairman of the Supervisory Board of Sara Lee/DE N.V., a subsidiary of Sara Lee. Mr. van Liemt is Chairman of the Supervisory Boards of Gamma Holding NV and Océ-Van der Grinten NV. He is also Vice Chairman of the Supervisory Boards of ABN-AMRO Holding NV, Van Leer Group Foundation and Stienstra Holding BV. He is active on the boards of the Preference Shares Foundation of Koninklijke PTT NV, the Preference Shares Foundation of Philips NV and of the Preference Shares Foundation of EVC International. Age 67.

JOAN D. MANLEY Retired Group Vice President and retired director of Time Incorporated (communications). Mrs. Manley became a director of Sara Lee in 1982. She is also a director of Dreyfus Founders Funds. Age 68.

CARY D. McMILLAN Executive Vice President and Chief Financial and Administrative Officer of Sara Lee Corporation. Mr. McMillan became a director of Sara Lee in January 2000. Mr. McMillan also is a member of the supervisory board of Sara Lee/DE N.V., a subsidiary of Sara Lee. From 1980 to 1999, Mr. McMillan was employed by Arthur Andersen LLP, most recently serving as the managing partner of Arthur Andersen's Chicago office. He is a member of the Boards of Trustees of The Art Institute of Chicago, the Chicago Symphony Orchestra, Window To The World Communications, Roosevelt University, The Executives' Club of Chicago, and the Chicago Council on Foreign Relations. He also is a member of the American Institute of Certified Public Accountants and the Illinois Certified Public Accountants Society. Age 42.

C. STEVEN McMILLAN President and Chief Executive Officer of Sara Lee Corporation. Mr. McMillan served as President and Chief Operating Officer of Sara Lee from 1997 to July 2000, Executive Vice President from 1993 to 1997 and Senior Vice President from 1986 to 1993. Mr. McMillan became a director of Sara Lee in 1993. He is also a director of Monsanto Corporation, Pharmacia Corporation and Dynegy Corporation. Mr. McMillan is a member of the Advisory Boards of the Stedman Nutrition Center of the Duke University Medical School and the J.L. Kellogg Graduate School of Management at Northwestern University. He is a member of the Supervisory Board of Sara Lee/DE N.V., a subsidiary of Sara Lee. He is Chairman of the Board of the Joffrey Ballet and is a trustee of the Museum of Contemporary Art in Chicago and the Chicago Symphony Orchestra. Mr. McMillan is also on the Boards of Grocery Manufacturers of America and the Chicago Council on Foreign Relations. He is a member of The Business Council, The Business Roundtable, the Economic Club of Chicago, and The Executives' Club of Chicago. Age 54.

FRANK L. MEYSMAN Executive Vice President of Sara Lee Corporation. Mr. Meysman served as Senior Vice President of Sara Lee from 1994 to 1997 and Vice President from 1992 to 1994. Mr. Meysman has also been Chairman of the Board of Management of Sara Lee/DE N.V., a subsidiary of Sara Lee, since 1994. Mr. Meysman became a director of Sara Lee in 1997. In addition to his management responsibility for Sara Lee's Coffee and Tea and Household Products lines of business, Mr. Meysman manages Sara Lee's businesses in the Asia-Pacific region. He is a member of the Supervisory Board of VNU, a Netherlands-based publishing company, and GIMV, a Belgium-based investment company. Age 48.

ROZANNE L. RIDGWAY Former Assistant Secretary of State for European and Canadian Affairs (1985-1989) and, since July 1994, Chair (non-executive) of the Baltic American Enterprise Fund. Ambassador Ridgway became a director of Sara Lee in 1992. Ambassador Ridgway served in the U.S. Foreign Service from 1957 until her retirement in 1989, including assignments as Ambassador for Oceans and Fisheries Affairs; Ambassador to Finland; and Ambassador to the German Democratic Republic. Ambassador Ridgway is a director of The Boeing Company, Emerson Electric Company, 3M Company, Nabisco, Inc., and Union Carbide Corporation. She serves on the Board of the New Perspective Fund. Ambassador Ridgway is also a trustee of the Center for Naval Analysis, the National Geographic Society and Hamline University, a member of the American Academy of Diplomacy and a Fellow of the National Academy of Public Administration. She also served as President (1989-1993) and Co-Chair (1993-1996) of the Atlantic Council of the United States. Age 65.

RICHARD L. THOMAS Retired Chairman of First Chicago NBD Corporation and The First National Bank of Chicago. Mr. Thomas became a director of Sara Lee in 1976. He is also a director of The PMI Group, Inc., Sabre Holdings Corporation, Unicom Corporation and IMC Global, Inc. Mr. Thomas is a life trustee of the Chicago Symphony Orchestra and a trustee of Rush-Presbyterian-St. Luke's Medical Center (Chicago), Northwestern University and Kenyon College. Age 69.

JOHN D. ZEGLIS Chairman and Chief Executive Officer of AT&T Wireless Group (wireless communications). Mr. Zeglis joined AT&T in 1984 and, prior to becoming President of AT&T in 1997, he served in a number of senior executive positions at the company. Mr. Zeglis became a director of Sara Lee in 1998. Mr. Zeglis has served as a director of AT&T Corporation since 1997. He also is a director of Helmerich & Payne, Inc., and a trustee of George Washington University and the Culver Educational Foundation. Mr. Zeglis is also on the Board of Trustees for the United Negro College Fund and a member of the University of Illinois Business Advisory Council. He also serves on the Board of the Rural School and Community Trust. Age 53.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE FOR ALL OF THE NOMINEES.

MEETINGS AND COMMITTEES OF THE BOARD

        The Board of Directors held seven meetings during the 2000 fiscal year. In addition to meetings of the full Board, directors also attended meetings of Board committees. All of the directors, except John D. Zeglis, attended at least 75% of all the meetings of the Board held during the fiscal year and all meetings of the Board committees on which he or she served during the fiscal year. The Board of Directors has standing audit, board affairs and corporate governance, compensation and employee benefits, executive, employee and public responsibility, and finance committees. The following table shows the membership of these committees.

Committee Membership Roster

Name	Audit	Board Affairs and Corporate Governance	Compensation and Employee Benefits	Executive	Employee and Public Responsibility	Finance

Paul A. Allaire		X	X	X	X*

Frans H.J.J. Andriessen					X	X

John H. Bryan		X		X*	X	X

Duane L. Burnham		X		X	X	X*

Charles W. Coker	X	X	X*	X

James S. Crown			X			X

Willie D. Davis	X					X

Vernon E. Jordan, Jr.	X*	X		X		X

James L. Ketelsen	X				X

Hans B. van Liemt		X	X	X		X

Joan D. Manley			X		X

Cary D. McMillan					X	X

C. Steven McMillan				X	X	X

Frank L. Meysman					X	X

Rozanne L. Ridgway	X				X

Richard L. Thomas	X	X*	X	X

John D. Zeglis	X				X

* Chair

    Audit Committee.  The Audit Committee is comprised of seven independent directors and provides oversight regarding accounting, auditing and financial reporting practices of Sara Lee. Each year it recommends to the Board of Directors a firm of independent public accountants to serve as Sara Lee's independent auditors. The Audit Committee meets with the independent auditors to discuss the scope and results of their audit, non-audit services, fees for services and their independence in servicing Sara Lee. The Audit Committee meets with Sara Lee's internal auditors to discuss the work they perform and also is informed by management and the independent public accountants about the adequacy of compliance with Sara Lee's existing major accounting and financial policies; procedures and policies relative to the adequacy of Sara Lee's internal accounting controls; and compliance with the Foreign Corrupt Practices Act of 1977 and other federal and state laws relating to accounting practices. The Audit Committee met four times during the year.

    Board Affairs and Corporate Governance Committee.  The Board Affairs and Corporate Governance Committee reviews and considers directorship policies and practices from time to time, screens and recommends candidates for director, and reviews the management succession plan and executive resources. The Board Affairs and Corporate Governance Committee met once during the year. Candidates for director suggested by stockholders are considered by the Board Affairs and Corporate Governance Committee. Such suggestions, together with biographical information about the suggested candidate, should be submitted to the Secretary, Roderick A. Palmore, Sara Lee Corporation, Three First National Plaza, 70 W. Madison Street, Chicago, Illinois 60602-4260.

    Compensation and Employee Benefits Committee.  The Compensation and Employee Benefits Committee reviews and approves Sara Lee's compensation philosophy covering corporate officers and other key management employees; reviews the competitiveness of Sara Lee's total compensation practices; determines the annual base salaries and incentive awards to be paid to executive officers and approves the annual salaries of all corporate officers and certain other executives; reviews and approves salary ranges for corporate officers and other key management employees; approves the terms and conditions of proposed incentive plans applicable to corporate officers and other key management employees; approves and administers Sara Lee's employee benefit plans; and reviews and approves special hiring and severance arrangements with executive officers. None of the members is, or has ever been, an employee of Sara Lee. The Compensation and Employee Benefits Committee met four times during the year.

    Executive Committee.  The Executive Committee exercises the authority of the Board on such matters as are delegated to it by the Board of Directors from time to time and exercises the powers of the Board between meetings of the Board of Directors. The Executive Committee met once during the year.

    Employee and Public Responsibility Committee.  The Employee and Public Responsibility Committee provides oversight and guidance in those areas concerning Sara Lee's obligations to its employees and to its major public constituencies, including its stockholders, customers, consumers and the communities in which Sara Lee operates. The Employee and Public Responsibility Committee met three times during the year.

    Finance Committee.  The Finance Committee reviews the Corporation's financial policies and performs other duties as requested by the Board of Directors from time to time. The Finance Committee met four times during the year.

DIRECTOR COMPENSATION

    Directors who are Sara Lee employees receive no fees for their services as directors. Outside directors receive an annual retainer of $65,000 and an annual grant of options to purchase 10,000 shares of common stock (11,000 shares for chairs of committees of the Board). The exercise price of these options is equal to the fair market value of Sara Lee's common stock on the date of grant. The options expire after ten years. The options are generally not transferable, except for transfers to immediate family members. Outside directors may elect to receive common stock, options to purchase common stock, or a combination of stock and options, in lieu of all or a portion of their annual retainer. Directors do not receive any meeting or attendance fees. Directors are eligible to receive restoration stock options upon exercise of their stock options.

    Outside directors may elect to defer part or all of their annual retainer under a non-qualified, unfunded deferred compensation plan. Deferred amounts are invested, at the election of the director, in an interest-bearing account or a stock equivalent account. The amounts deferred, plus interest and any appreciation, are paid in cash on dates selected by the director.

    Sara Lee has retained Lazard Freres & Co. LLC, an investment banking firm, to assist Sara Lee with the sales of certain European businesses. Vernon E. Jordan, Jr. is a Senior Managing Director of Lazard Freres & Co. LLC.

SARA LEE STOCK OWNERSHIP
BY DIRECTORS AND EXECUTIVE OFFICERS

    This table indicates how much common stock and ESOP Stock the executive officers and directors beneficially owned as of September 1, 2000. In general, "beneficial ownership" includes those shares a director or executive officer has the power to vote, or the power to transfer, and stock options that are exercisable currently or become exercisable within 60 days. Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them.

		Options Currently Exercisable or Exercisable within 60 days
	Shares of Common Stock		Share Units and Share Equivalents(1)
				Shares of ESOP Stock
Name

Paul A. Allaire	24,057	68,860

Frans H.J.J. Andriessen	14,998	54,863

John H. Bryan (2)(3)	1,504,993	2,868,563	697,209	573

Duane L. Burnham (3)	23,611	21,000

Charles W. Coker (2)	101,002	103,018

James S. Crown	12,581	46,171

Willie D. Davis	29,110	47,216

Vernon E. Jordan, Jr.	26,212	68,170	292

James L. Ketelsen	47,526	86,308

Hans B. van Liemt	17,554	46,928

Paul J. Lustig (3)	61,710	651,184	80,300	367

Joan D. Manley (2)	52,894	40,968

Cary D. McMillan	4,029	—	96,400

C. Steven McMillan (2)	218,397	1,429,059	178,028	573

Frank L. Meysman (3)	129,491	946,831	172,100

Rozanne L. Ridgway	16,415	46,016

Richard L. Thomas (2)	396,534	71,864	6,322

John D. Zeglis	4,869	41,476	470

Directors and Executive Officers as a group (23 persons)	3,252,779	8,733,598	1,570,818	3,880

(1)
Includes restricted share units granted under Sara Lee's 1998 Long-Term Incentive Stock Plan and share unit balances held under the Executive Deferred Compensation Plan and the Director Deferred Compensation Plan. The value of share units and share equivalents mirrors the value of Sara Lee common stock. The amounts ultimately realized by the directors and executives will reflect all changes in the market value of Sara Lee common stock from the date of deferral or accrual until the date of payout. The share units and share equivalents do not have voting rights, but are credited with dividend equivalents.
(2)
Includes shares of common stock owned by relatives or held in trusts or partnerships for the benefit of relatives with respect to which the named persons disclaim any beneficial interest.
(3)
Includes shares of common stock with respect to which the following directors and executive officers share voting and investment power with others: Mr. Bryan, 170,000 shares; Mr. Burnham, 23,611 shares; Mr. Lustig, 39,532 shares; and Mr. Meysman, 6,234 shares.

    As of September 1, 2000, all directors and executive officers as a group beneficially owned 3,252,779 shares of common stock, or .39% of the outstanding shares of common stock, and 3,880 shares of ESOP Stock, or .1% of the outstanding shares of ESOP Stock. No person named in the table owns more than 1% of the outstanding shares of common stock or of the outstanding shares of ESOP Stock. Each share of ESOP Stock is convertible into eight shares of common stock.

SARA LEE STOCK OWNERSHIP
BY CERTAIN BENEFICIAL OWNERS

    The following table sets forth information regarding each person who we believe, as of September 1, 2000, beneficially owns more than 5% of Sara Lee's outstanding common stock.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Approximate Percentage of Class
Capital Research and Management Company 333 South Hope Street Los Angeles, California 90071	69,270,400	(1)	7.6%
State Street Bank and Trust Company, Trustee 225 Franklin Street Boston, Massachusetts 02110	48,290,097	(2)	5.3% (4.4% voting)(3)

(1)
Capital Research and Management Company filed a Schedule 13G with the Securities and Exchange Commission on February 14, 2000 in which it stated that it beneficially owns 69,270,400 shares of our common stock. In its Schedule 13G, Capital Research and Management Company states that it holds 39,270,400 of these shares in its capacity as an investment advisor to various investment companies registered under the Investment Company Act of 1940.
(2)
State Street Bank and Trust Company, which serves as trustee of Sara Lee's ESOP and Savings Plans, filed a Schedule 13G with the Securities and Exchange Commission on February 9, 2000 disclosing that it beneficially owns 48,290,097 shares of our common stock. According to the Schedule 13G, State Street Bank and Trust Company holds these shares pursuant to its various fiduciary capacities as trustee of Sara Lee's ESOP and Savings Plans. As of September 1, 2000, State Street Bank and Trust Company, as trustee of Sara Lee's ESOP, held 850,115 shares of our common stock and 3,406,992 shares of ESOP Stock (which constitute all of the outstanding shares of ESOP Stock), of which 1,487,891 shares (44%) were allocated to participant accounts and 1,919,101 shares (56%) were unallocated shares.
(3)
Each share of ESOP Stock is convertible into 8 shares of our common stock and each share of ESOP Stock is entitled to 10.264 votes. Our common stock and our ESOP Stock vote together on all matters as a single class.

EXECUTIVE COMPENSATION

Report of the Compensation and Employee Benefits Committee on Executive Compensation

    The Compensation and Employee Benefits Committee is comprised of directors who are not employees or former employees of Sara Lee. Our responsibilities as committee members include the approval and administration of the compensation and benefit programs for Sara Lee's named executive officers whose compensation is shown in this proxy statement. To assist us in this process, we use the services of independent executive compensation consulting firms.

  Guiding Compensation Principles:

    Sara Lee's executive compensation program is based upon the following principles. The program will:

  •
  support the attainment of Sara Lee's long and short-term strategic and financial objectives;

  •
  align executives' goals with our stockholders;
  •
  reward executives for continuous improvement in earnings per share and growth in stockholder value;
  •
  be competitive in comparison with Sara Lee's peer companies;
  •
  encourage significant ownership of Sara Lee stock; and
  •
  be performance-based with variable pay constituting a significant portion of total compensation.

  Types of Compensation:

    Sara Lee's executive compensation program consists of two main types of compensation:

    1.  Annual compensation which includes base salary and annual incentives. The amounts of any annual incentives paid are based upon the degree to which specific financial, strategic and non-financial objectives are accomplished.

    2.  Long-term compensation which includes stock options and restricted stock units. The value of stock options and restricted stock units depends significantly upon the future value of Sara Lee stock.

  Peer Group:

    The companies used by Sara Lee for compensation comparisons consist of a select group of many of the largest global consumer products companies. Many of these companies are represented in the Peer Composite index shown in the Performance Graph on page 15. This peer group is used for comparisons of all components of the compensation package.

  Annual Compensation:

    Base Salary:  We determine the appropriateness of executives' salaries by considering the responsibilities of their positions and their individual performance and by reference to the median salary levels paid by the peer group. Salary increases are considered annually and are based on both financial and non-financial results achieved by the executive during the preceding fiscal year.

    Bonus Incentives:  The annual incentive for the named executive officers is the lesser of:

    1.  An incentive pool which is 1.5% of the net income in excess of that necessary to achieve a 10% return on average total common stockholders' equity, with thirty percent of the incentive pool allocated to the Chairman and the remainder divided equally among the other named executive officers, or

    2.  An amount which is based upon the achievement of performance goals, set at the beginning of each fiscal year, such as earnings per share, return on capital, operating profit and non-financial objectives such as management development and retention, and e-commerce initiatives. Target awards are established as a percent of salary which, if earned, would result in competitive pay for competitive performance.

  Long-Term Compensation:

    Under the 1998 Long-Term Incentive Stock Plan, we annually review and approve awards to Sara Lee's key executives in the form of stock options and restricted stock units. These awards provide a strong incentive for the executives to maximize long-term stockholder value.

    Stock Options:  All stock options have an option price equal to the market value of Sara Lee's stock on the grant date. The maximum term of each grant is typically ten years. The terms and conditions may vary based upon the country in which an employee lives, due to local tax or legal requirements. We establish competitive grant guidelines by executive level as the basis for making individual awards.

    Restricted Stock Units:  The Long-Term Performance Incentive Plan (LTPIP) provides annual grants of performance-based restricted stock units to about 15 participants, including the named executive officers. These restricted stock units may be earned three years after their grant date, based upon achievement of specific earnings per share and return on invested capital goals that we approve at the beginning of each three-year performance cycle. The LTPIP provides that no restricted stock units are earned for performance results at the "Threshold" level and as many as 125% of the original restricted stock units granted may be earned for "Outstanding" results.

    Beginning in fiscal year 2000, instead of the prior practice of participating in the LTPIP, about 135 executives below the corporate officer Senior Vice President level began participating in the Long-Term Restricted Stock Plan (LTRSP). This Plan also provides annual grants of restricted stock units. These restricted stock units may be earned three years after their grant date, based solely upon the participant's continued service with Sara Lee. However, unlike the LTPIP, the LTRSP does not provide the opportunity at the end of the three-year restriction period to receive more than the original number of shares granted.

    Retention Initiative:  As a special executive retention initiative taken during fiscal year 2000, Sara Lee accelerated its typical annual grant date from August 2000 to April 27, 2000 and increased the number of shares granted to most award recipients. As a result of this special action, stock grants are reported in this proxy statement that would have otherwise appeared in next year's proxy statement.

  Stock Ownership:

    We believe it is important to align executives' interests with those of our stockholders. Sara Lee's key executives have a substantial portion of their incentive pay based upon Sara Lee's stock performance. Because we strongly believe that our executives should have a meaningful stake in Sara Lee, stock ownership guidelines now apply to about 1,300 of Sara Lee's key executives. The ownership requirements range from a minimum of 2,000 to a high of 300,000 shares. Expressed as a percentage of salary, the ownership requirements range from a low of about 36% to a high of about 650% of annual salary for these executives.

    To assist and encourage compliance with these ownership guidelines, Sara Lee uses restoration stock options as a feature within its stock option program. Restoration stock options encourage executives to accumulate shares of Sara Lee stock for purposes of exercising their stock options. Restoration stock options are granted when executives use currently owned shares to purchase the stock option shares. Restoration stock options are subject to the same terms and conditions as the original options they replace, except that the restoration options' exercise price is equal to the market value of Sara Lee's common stock on the date the restoration stock option is granted. A plan participant may receive restoration stock options only twice in the same calendar year.

  Chief Executive Officer's Compensation:

    Mr. Bryan's base salary has been capped at $928,200 since 1995 as a part of Sara Lee's strategy to maximize the Company's tax deduction for executive compensation. The forgone value of Mr. Bryan's base salary increases and certain perquisites that were eliminated in 1995 have been periodically replaced with performance-based restricted stock units.

    We set specific financial and non-financial performance goals for Mr. Bryan at the beginning of fiscal year 2000 for annual incentive purposes. Diluted earnings per share and return on invested capital results accounted for 75% of his fiscal year 2000 incentive opportunity. The remaining 25% was related to other corporate strategic and individual performance goals. Sara Lee's diluted earnings per share results of $1.34 reflect a 10.7% increase over fiscal year 1999. Other goals for which Mr. Bryan was responsible included such things as the development of "e-business" strategies for each line of business, achievement of targeted productivity improvements and implementing the last phase of his succession plan.

    Based upon our assessment of Mr. Bryan's and Sara Lee's performance during fiscal year 2000, he earned an annual incentive payment of $1,800,683 that represents 194.0% of his base salary earnings.

This amount was below the maximum award possible under the Performance-Based Annual Incentive Plan.

    On August 26, 1999, Mr. Bryan was granted a stock option to purchase 500,000 shares of Sara Lee common stock at $22.66 per share, which was the market value on that date. This grant was subject to Sara Lee's normal three-year vesting schedule.

    Mr. Bryan was also granted 51,200 performance-based restricted stock units on August 26, 1999 under the 2000-2002 Long-Term Performance Incentive Plan. This grant included 11,650 shares which replaced forgone salary increases and perquisites that were eliminated in order to maximize Sara Lee's tax deduction of executive compensation under Section 162(m) of the Internal Revenue Code. At the end of fiscal year 2000, a total of 84,000 performance shares were released to Mr. Bryan under the 1998-2000 Long-Term Performance Incentive Plan (LTPIP). This represented 62.5% of the restricted performance shares originally granted to Mr. Bryan in August 1997 under that Plan.

    As a part of the Chief Executve Officer transition plan, the Committee took several actions related to Mr. Bryan's compensation in January 2000 relative to his pending retirement as Chairman in October 2001. A Consulting and Retirement Agreement was formalized with Mr. Bryan, the details of which are described beginning on page 18 of this proxy statement under the section entitled "Employment and Consulting Agreements." In recognition of Mr. Bryan's long and distinguished career with Sara Lee, those stock options and restricted stock units that he otherwise would have been granted in August 2000 and 2001, were granted in January 2000.

    Mr. Bryan received 1,500,000 stock options on January 27, 2000 at a per share exercise price of $18.66, which was the fair market value on that date. These stock options are also subject to Sara Lee's normal three-year vesting schedule. Instead of his normal participation in the next two long-term incentive cycles, Mr. Bryan received 90,000 additional restricted stock units under the fiscal year 2000-2002 Long-Term Performance Incentive Plan. The distribution of shares under that Plan, at the end of its three-year performance cycle, will be subject to proration based upon Sara Lee's performance results for that period. Since Mr. Bryan received special stock grants under the transition plan in January 2000, he did not participate in the accelerated stock-based grants made to other key executives in April 2000.

    Mr. Bryan is ineligible to receive any new stock options, other than restoration stock options. Mr. Bryan will only receive additional restricted stock units, that are granted to replace forgone salary increases and perquisites under the arrangement previously mentioned.

  Tax Deductibility of Compensation:

    The Internal Revenue Code contains a provision that limits the tax deductibility of certain compensation paid to named executive officers. This provision disallows the deductibility of certain compensation in excess of $1 million per year unless it is considered performance-based compensation under the tax code. We have adopted policies and practices that should ensure the maximum tax deduction possible of Sara Lee's incentive compensation programs under Section 162(m) of the tax code. However, we reserve the right to forgo any or all of the tax deduction if we believe it to be in the best long-term interests of Sara Lee.

  Summary:

    We believe the compensation programs of Sara Lee are strategically integrated with its business plan and are properly aligned with stockholders' best interests. The programs over the past year have placed increased emphasis upon the retention of exceptional managers and rewarding them appropriately for exceptional results. We continually monitor these programs and change them in recognition of the dynamic, global marketplace in which Sara Lee competes for talent. Sara Lee will continue to emphasize performance and equity-based incentive plans that reward increased stockholders' returns.

Compensation and Employee Benefits Committee
Charles W. Coker, Chairperson, Paul A. Allaire, James S. Crown, Hans B. van Liemt, Joan D. Manley and Richard L. Thomas

Performance Graph

    Comparison of Five Year Cumulative Total Stockholder Return as of June 30

Sara Lee has elected to utilize a weighted composite of the S&P Foods, Household Products (Non-Durables) and Textiles (Apparel) Manufacturers Indices because no single standardized industry index represents a comparable peer group. As of June 30, 2000, the three indices are comprised of the following companies: the S&P Foods Index—Bestfoods, Campbell Soup Company, ConAgra, Inc., General Mills, Inc., H.J. Heinz Company, Hershey Foods Corporation, Kellogg Company, Nabisco Group Holdings, The Quaker Oats Company, Ralston Purina Group, Sara Lee Corporation, Unilever N.V., Wm. Wrigley Jr. Company; the S&P Household Products Index—The Clorox Company, Colgate-Palmolive Company, Fort James Corporation, Kimberly-Clark Corporation, The Procter & Gamble Company; and the S&P Textiles (Apparel) Manufacturers Index—Liz Claiborne, Inc., Russell Corp., VF Corporation. The returns on the Peer Composite index were calculated as follows: at the beginning of each fiscal year the amount invested in each S&P industry sector index was equivalent to the percentage of Sara Lee's operating profits in its food and beverage, household products and intimates and underwear businesses, respectively, for the preceding year. As a result, the investment allocation was re-weighted each year to reflect the profit percentage change that occurred in Sara Lee's business mix during the prior year.

Summary Compensation Table

    The table below shows the before-tax compensation for John H. Bryan, who served as Sara Lee's Chairman and Chief Executive Officer during fiscal year 2000, and the four next highest compensated executive officers of Sara Lee. Effective July 1, 2000, C. Steven McMillan succeeded Mr. Bryan as Chief Executive Officer of Sara Lee. Mr. Bryan continues to serve as Chairman of Sara Lee's Board of Directors. In addition, Judith A. Sprieser's employment with Sara Lee ended on July 17, 2000.

						Long-Term Compensation

		Annual Compensation
						Awards			Payouts

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards($)(1)	Securities Underlying Options (#)		LTIP Payouts ($)	All Other Compensation ($)(2)

John H. Bryan Chairman of the Board	2000	928,200		1,800,683	50,474	2,830,575	2,000,000 108,757	(4)	—	139,602
	1999	963,900	(3)	1,462,718	287,959	1,189,440	500,000 1,259,808	(4)	—	149,745
	1998	928,200		1,819,272	140,817	2,755,200	1,500,000 1,062,680	(4)	117,843	265,484

C. Steven McMillan President and Chief	2000	834,221		1,209,037	11,257	2,376,656	1,200,000 311,888	(4)	—	97,724
Executive Officer	1999	769,038		895,391	106,459	600,000	250,000 220,378	(4)	—	111,064
	1998	700,000		1,021,300	6,870	1,845,000	750,000 341,244	(4)	18,023	145,714

Judith A. Sprieser Executive Vice	2000	512,494		589,010	—	1,597,819	320,000 27,992	(4)	—	51,076
President and Chief Financial Officer	1999	449,039		369,883	—	336,000	120,000 182,552	(4)	—	48,593
	1998	393,846		367,064	—	676,500	240,000 87,390	(4)	26,289	67,117

Frank L. Meysman(5) Executive Vice	2000	443,439		494,430	—	1,248,000	471,000 25,595	(4)	—	—
President	1999	462,121		485,566	—	—	178,000		—	—
	1998	415,636		476,069	—	2,900,000	570,000 33,880	(4)	—	—

Paul J. Lustig Executive Vice	2000	495,833		495,109	—	1,261,556	280,000 85,196	(4)	—	54,754
President	1999	456,667		446,620	—	259,200	100,000 110,157	(4)	—	53,046
	1998	440,000		402,160	—	738,000	240,000 74,942	(4)	—	67,136

(1)
Market value of restricted stock units on the date of grant. Dividends granted on the restricted stock units during the three-year performance cycle are escrowed. Dividends, and interest on the escrowed dividends, are distributed at the end of the performance cycle in the same proportion as the restrictions on the restricted stock units lapse. The restrictions lapse if, and only to the extent that, certain performance goals are met. To the extent the performance goals are not attained, the restricted stock units, the escrowed dividends and interest will be forfeited. In the event of a change of control, the Compensation and Employee Benefits Committee may provide for the vesting of the restricted stock units. The market value and the aggregate number of all restricted stock units held by Messrs. Bryan, McMillan, Meysman and Lustig and Ms. Sprieser as of June 30, 2000 (based on the $19.31 closing price per share of Sara Lee common stock on that day) were, respectively, $6,279,653 (325,160), $4,932,413 (255,400), $3,323,681 (172,100), $2,246,044 (116,300) and $2,533,800 (131,200). In connection with Ms. Sprieser's termination of employment, 98,200 of her restricted stock units (with a market value of $1,896,242 based on the $19.31 closing price on June 30) were forfeited on July 17, 2000.
(2)
The amounts reported in this column for fiscal year 2000 include (i) all amounts allocated to the following officers under the ESOP and a supplemental benefit plan: Mr. Bryan, $135,772; Mr. McMillan, $76,495; Ms. Sprieser, $40,899; and Mr. Lustig, $42,551; (ii) interest accrued at above-market rates (as defined by the rules of the Securities and Exchange Commission) on compensation deferred for prior periods by the following officers: Mr. Bryan, $3,830; and Mr. McMillan, $2,668; and (iii) premiums paid by Sara Lee in connection with universal life insurance policies which are owned by certain of the following officers: Mr. McMillan, $18,561; Ms. Sprieser, $10,177; and Mr. Lustig, $12,203.
(3)
Mr. Bryan's salary is capped at $928,200. His salary for the 1999 fiscal year reflects an additional pay period.
(4)
These options are restoration stock options granted during fiscal years 1998, 1999 and 2000 and are described in the stock option table on the next page.
(5)
Mr. Meysman's compensation information contained in this proxy statement has been converted from Dutch guilders to U.S. dollars based upon an average foreign exchange rate.

Option Grants in Last Fiscal Year

    The following table gives more information on stock options granted during the last fiscal year.

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term

		% of Total Options Granted to Employees in Fiscal Year
	Number of Securities Underlying Options Granted (#)(1)		Exercise Price(2) ($/sh)
				Expiration Date
Name					5% (3) ($)	10% (3) ($)

John H. Bryan	New Grants (2)
	500,000	1.39%	22.6563	8/26/09	7,124,213	18,054,154
	1,500,000	4.17%	18.6562	1/27/10	17,599,176	44,599,767
	Restoration Grants
	108,757	0.30%	23.9063	8/28/06	1,013,254	2,345,085
C. Steven McMillan	New Grants (2)
	300,000	0.83%	22.6563	8/26/09	4,274,528	10,832,492
	100,000	0.28%	18.6562	1/27/10	1,173,278	2,973,318
	800,000	2.22%	15.4688	4/27/10	7,782,596	19,722,627
	Restoration Grants
	52,038	0.14%	26.3750	8/28/06	543,575	1,261,226
	259,850	0.72%	26.3750	8/28/07	3,192,717	7,613,034
Judith A. Sprieser	New Grants (2)
	120,000	0.33%	22.6563	8/31/01	281,077(4)	576,097(4)
	200,000	0.56%	15.4688	8/31/01	209,864(4)	423,207(4)
	Restoration Grants
	27,992	0.08%	22.2188	8/31/01	63,841(4)	130,806(4)
Frank L. Meysman	New Grants (2)
	150,000	0.42%	22.6563	8/26/09	2,137,264	5,416,246
	300,000	0.83%	15.4688	4/27/10	2,918,474	7,395,985
	21,000	0.06%	18.8438	6/29/10	248,866	630,675
	Restoration Grants
	25,595	0.07%	22.0313	8/10/04	155,985	344,736
Paul J. Lustig	New Grants (2)
	80,000	0.22%	22.6563	8/26/09	1,139,874	2,888,665
	200,000	0.56%	15.4688	4/27/10	1,945,649	4,930,657
	Restoration Grants
	18,885	0.05%	18.0625	1/24/06	111,753	252,242
	32,322	0.09%	18.0625	8/28/06	213,972	490,641
	33,989	0.09%	23.1250	8/28/06	327,842	767,033
All Stockholders	N.A.	N.A.	N.A.	N.A.	10.3 billion	26.0 billion

(1)
The table includes both new options and restoration stock options granted upon the exercise of existing options. The grant of a restoration stock option upon the exercise of an existing option is intended to promote increased employee share ownership by encouraging the early exercise of existing options. The grant of a restoration stock option (as described on page 13) does not result in an increase in the total combined number of shares and options held by an employee. The options shown in the table are generally not transferable, except for transfers to immediate family members.
(2)
Exercise price equals 100% of the fair market value of the common stock on the date of grant and may be exercised within 10 years. The options generally become exercisable in three equal annual installments, on the first three anniversary dates of the date of grant. No option may be exercised until the expiration of one year from the date of grant. In the event of a change of control of Sara Lee, the Compensation and Employee Benefits Committee may provide for appropriate adjustments, including acceleration of vesting.
(3)
The potential realizable value assumes that the fair market value of Sara Lee common stock on the date the option was granted appreciates at the indicated annual growth rate (which is set by the rules of the Securities and Exchange Commission), compounded annually, for the option term. These growth rates are not intended by Sara Lee to forecast future appreciation, if any, of the price of common stock, and Sara Lee expressly disclaims any representation to that effect.
(4)
Ms. Sprieser's employment with Sara Lee ended on July 17, 2000 and all of her outstanding stock options will expire on August 31, 2001.

Option Exercises and Fiscal Year-End Values

    The following table shows the number and value of stock options (exercised and unexercised) for Messrs. Bryan, McMillan, Meysman and Lustig and Ms. Sprieser during the last fiscal year.

			Number of Securities Underlying Unexercised Options at Fiscal Year-End (#) (1)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($) (2)
	Shares Acquired on Exercise(#)
		Value Realized($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable

John H. Bryan	133,334	1,050,178	2,035,231	2,833,334	—	562,650
C. Steven McMillan	363,297	2,423,476	995,725	1,616,668	—	2,887,510
Judith A. Sprieser	33,334	206,297	399,952	480,000	—	712,500
Frank L. Meysman	44,144	469,087	1,067,831	471,000	1,002,873	1,072,688
Paul J. Lustig	94,545	391,312	459,976	477,875	16,202	762,109

(1)
Represents the number of shares of common stock underlying options held by each named executive officer.

(2)
Calculated based on the closing price of Sara Lee common stock on June 30, 2000 (the last business day of the fiscal year) of $19.31 less the option exercise price. An option is in-the-money if the market value of the common stock subject to the option is greater than the exercise price.

Employment and Consulting Agreements

    John H. Bryan has a consulting and retirement agreement with Sara Lee. The agreement provides that, if he is re-elected to the Board at this year's meeting, Mr. Bryan will continue as Chairman of the Board until October 5, 2001 (when he becomes age 65) and he will retire as an employee of Sara Lee on December 31, 2001. After Mr. Bryan steps down as Chairman, he will hold the honorary title of Chairman Emeritus.

    Prior to his retirement, Mr. Bryan:

  •
  will continue to be paid his annual base salary of $928,200,

  •
  will continue to participate in Sara Lee's ESOP, qualified and non-qualified defined contribution and defined benefit plans, insurance plans, and other plans available to executive officers,

  •
  is eligible, subject to the determination of the Compensation and Employee Benefits Committee, to receive his annual performance-based bonus for Sara Lee's 2001 fiscal year and a prorated performance-based bonus (equal to 50% of the actual bonus) for Sara Lee's 2002 fiscal year,

  •
  is eligible, subject to the determination of the Compensation and Employee Benefits Committee, to receive his full award under Sara Lee's Long-Term Performance Incentive Plan for fiscal years 1999-2001 and is eligible to receive a prorated award for fiscal years 2000-2002 equal to 30/36ths of the actual award, and

  •
  is not eligible to be granted any new stock options, but prior to June 30, 2003 is eligible to be granted restoration stock options upon the exercise of existing options.

    After his retirement, Mr. Bryan has agreed to serve, if elected, as a non-employee director of Sara Lee and of Sara Lee/DE N.V., a subsidiary of Sara Lee, for which he will be compensated similarly to other non-employee directors. Mr. Bryan will also serve as a consultant to Sara Lee until June 30, 2009. Mr. Bryan has agreed to:

  •
  consult on Sara Lee's strategic initiatives, operational and financial matters, and acquisitions and divestitures,

  •
  represent Sara Lee at industry, trade, civic, charitable and cultural functions, and

  •
  serve as Sara Lee's representative to charitable and civic organizations.

    Mr. Bryan will be paid $500,000 per annum for his consulting services. Sara Lee will provide Mr. Bryan with an office and administrative assistance until December 31, 2011 and continue to provide automobile transportation until December 31, 2008. Mr. Bryan has agreed to spend up to 25% of his working time through December 31, 2005 and 15% of his working time commencing January 1, 2006, consulting for Sara Lee.

    The agreement also contains agreements by Mr. Bryan to (1) not solicit Sara Lee's employees for employment with a competitor of Sara Lee, (2) not engage or invest in, counsel or advise or be employed by a competitor of Sara Lee and (3) maintain the confidentiality of Sara Lee's confidential information. Sara Lee has agreed to indemnify Mr. Bryan for claims arising out of his service to Sara Lee as a director, officer, employee or consultant.

    Frank L. Meysman has employment agreements with Sara Lee and Sara Lee/DE N.V., a subsidiary of Sara Lee. Under the agreements, Mr. Meysman currently receives an annual base salary of 1,010,000 Dutch guilders (approximately $457,000). Mr. Meysman also participates in Sara Lee's annual short-term incentive plans, long-term incentive plans and deferred compensation plans on a basis commensurate with other officers of Sara Lee. Mr. Meysman's agreement with Sara Lee may be terminated at any time. His agreement with Sara Lee/DE generally may be terminated upon six months' prior notice, at which time his participation in Sara Lee's plans ceases. Generally, if Mr. Meysman's employment is terminated without cause, he is entitled to severance equal to at least one year's salary plus other benefits which are described below in the description of Sara Lee's severance plans. If Mr. Meysman's employment is terminated at the option of Sara Lee/DE after age 57 1/2, or at his option after age 60, he will be paid 90% of his base salary for the first year following such termination of employment and 80% of his base salary for each year thereafter until he reaches age 62, subject to reduction under certain circumstances. In April 1998, Mr. Meysman was awarded 100,000 restricted share units which will remain restricted until April 2003, at which time the restrictions lapse, provided Mr. Meysman remains continually in the employ of Sara Lee.

    Sara Lee/DE N.V., a subsidiary of Sara Lee, made a loan to Frank L. Meysman, the proceeds of which were used to pay Dutch taxes owed by Mr. Meysman upon his receipt of Sara Lee stock options. The maximum amount of the loan outstanding during fiscal year 2000 was 993,568 Dutch guilders (approximately $450,000). The loan accrued interest at a rate of 4% per year. Mr. Meysman repaid the entire amount of the loan plus all accrued interest prior to the end of fiscal year 2000.

    Judith A. Sprieser has an employment transition agreement with Sara Lee. Her employment with Sara Lee ended on July 17, 2000 and, until August 31, 2000, Ms. Sprieser:

  •
  continued to be paid her annual base salary,

  •
  continued to participate in Sara Lee's medical plans, ESOP, qualified and non-qualified defined contribution and defined benefit plans, insurance plans, and other plans,

  •
  was eligible to receive her annual performance-based bonus for fiscal year 2000, and

  •
  was eligible, subject to the determination of the Compensation and Employee Benefits Committee, to receive an award under Sara Lee's Long-Term Performance Incentive Plan, on the same basis as other participants, for the three-year performance period ending with fiscal year 2000.

    In addition, Ms. Sprieser will continue to vest in her stock options and can exercise her outstanding stock options until August 31, 2001. She also agreed (1) not to employ or solicit for employment any of Sara Lee's executive employees, and (2) to maintain the confidentiality of Sara Lee's confidential information.

Severance Plans

    Sara Lee has a severance policy for all corporate officers of Sara Lee. The policy provides that if an officer's employment is terminated without cause, the officer will receive between 12 and 24 months of salary as severance payments. The amount of actual severance payments depends on the officer's position, length of service and age. Officers also receive a partial payment under the incentive plans applicable to the fiscal year in which the termination occurs. The terminated officer's participation in Sara Lee's insurance plans, except for disability insurance (which ends on the date of termination of employment), will continue for the same number of months for which he or she is receiving severance payments. At the discretion of the Chief Executive Officer of Sara Lee, the severance payments may be increased by up to six months' salary, if the terminated officer is 50 years of age or older, or up to three months' salary, if the terminated officer is 40 to 49 years of age. Severance payments terminate if the terminated officer becomes employed by a competitor of Sara Lee.

Retirement Plans

    The following table shows the approximate annual pension benefits payable under Sara Lee's qualified pension plan, as well as a nonqualified supplemental benefit plan. The compensation covered by the pension program is based on an employee's annual salary and bonus. The amounts payable under the pension program are computed on the basis of a straight-life annuity and are not subject to deduction for Social Security benefits or other amounts. Benefits accrued under a defined benefit supplemental plan with present values exceeding $100,000 for participants age 55 and older and $300,000 for participants who have not yet attained the age of 55 are funded with periodic payments by Sara Lee to individual trusts established by the participants.

	Estimated Annual Normal Retirement Pension Based Upon the Indicated Credited Service
Final Average Compensation	10 Years	15 Years	25 Years	35 Years

$ 750,000	$131,250	$196,875	$328,125	$459,375
1,000,000	175,000	262,500	437,500	612,500
1,250,000	218,750	328,125	546,875	765,625
1,500,000	262,500	393,750	656,250	918,750
1,750,000	306,250	459,375	765,625	1,071,875
2,000,000	350,000	525,000	875,000	1,225,000
2,250,000	393,750	590,625	984,375	1,378,125
2,500,000	437,500	656,250	1,093,750	1,531,250
2,750,000	481,250	721,875	1,203,125	1,684,375

    As of September 1, 2000, Messrs. Bryan, McMillan and Lustig and Ms. Sprieser had 26, 22, 9 and 13 years of credited service, respectively, under the pension plan and Mr. Bryan has additional accrued benefits under a predecessor pension plan of a company acquired by Sara Lee. Mr. Meysman does not participate in Sara Lee's pension plans; however he has 10 years of credited service under the pension plans of Sara Lee/DE N.V., a subsidiary of Sara Lee.

Compensation Committee Interlocks and Insider Participation

    During fiscal year 2000, various subsidiaries of Sara Lee spent approximately $3,900,000 to purchase trucks trailers, parts and related services from Great Dane Limited Partnership, a partnership in which James S. Crown and members of his immediate family have an interest.

APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    Upon the recommendation of the Audit Committee, the Board of Directors has appointed Arthur Andersen LLP to serve as the independent public accountants of Sara Lee for its fiscal year ending June 30, 2001. The Board seeks to have the stockholders ratify the appointment of Arthur Andersen. Arthur Andersen, which has served as the independent public accountants of Sara Lee since 1965, follows a policy of rotating the partner in charge of Sara Lee's audit every seven years. Sara Lee paid Arthur Andersen approximately $9.7 million for audit and audit-related fees during the past fiscal year. Representatives of Arthur Andersen will be present at the Annual Meeting to respond to questions and to make a statement, if they desire to do so. If the appointment of Arthur Andersen is not ratified by the stockholders, the Board of Directors may appoint other independent public accountants based upon the recommendation of the Audit Committee.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL YEAR 2001.

STOCKHOLDER PROPOSAL REGARDING GENETICALLY ENGINEERED
FOOD IN SARA LEE PRODUCTS

    Susanna Moore, c/o Harrington Investments, 1001 Second Street, Suite 325, Napa, California 94559, advised Sara Lee that she owns 400 shares of Sara Lee common stock and that she intends to submit the following proposal at the Annual Meeting:

    WHEREAS:

    International markets for genetically engineered (GE) foods are threatened by extensive resistance to gene protection technology, transgenic technology and genetically altered foods;

  •
  Several of Europe's largest food retailers, including Tesco, Sainsbury Group, Carrefour, and Rewe, have committed to removing GE ingredients from their store-brand products, as have U.S. retailers Whole Foods Markets and Wild Oats Markets;

  •
  In the UK, three fast-food giants—McDonald's, Burger King, and Kentucky Fried Chicken—are eliminating GE soya and corn ingredients from their menus;

  •
  McCain Foods of Canada, the largest potato and frozen french fry processor in the world, announced they would no longer accept Bt potatoes for their brand-name products (11/99);

  •
  Gerber Products Co. announced in July 1999 that they would not allow GE corn or soybeans in any of their baby foods;

  •
  Frito Lay, a division of Pepsico, asked its farmers from whom it purchases corn for its chips to provide only non-genetically engineered corn (January 2000);

  •
  Once in effect, the Biosafety Protocol, approved by representatives of more than 130 countries (January 2000), will require that genetically engineered organisms (GEOs) intended for food, feed and processing must be labeled "may contain" GEOs and countries can decide whether to import those commodities based on a scientific risk assessment.

    There is scientific concern that genetically engineered agricultural products may be harmful to humans, animals, or the environment;

  •
  The U.S. Department of Agriculture has acknowledged (July 13, 1999) the need to develop a comprehensive approach to evaluating long-term and secondary effects of GE products;

  •
  Some GE crops have been engineered to have higher levels of toxins, such as Bacillus thuringiensis (Bt), to make them insect-resistant;

  •
  In 1998, research showed that Bt crops are building up Bt toxins in the soil, thereby harming soil ecology and beneficial organisms and insects;

  •
  In 1999, the European Union proposed the suspension of approval of new genetically engineered organisms until a new safety law for genetically engineered organisms is implemented in 2002. This followed a new study that showed Bt corn pollen may harm monarch butterflies;

    In the U.S., we have a long tradition of citizens' "Right to Know;" an expression of this includes the current laws requiring nutritional labeling of foods;

  •
  A January 1999 Time/CNN poll indicated that 81% of Americans said that GE food should be labeled as such;

  •
  GE crops may incorporate genes from animal species. Individuals can not avoid them for religious or ethical reasons unless they are labeled;

  •
  The European Union requires labeling of GE foods, and labeling has been proposed by governmental authorities in Japan, New Zealand, and Australia.

    RESOLVED: Shareholders request the Board of Directors to adopt a policy of removing genetically engineered crops, organisms, or products thereof from all products sold or manufactured by the company, where feasible, until long-term safety testing has shown that they are not harmful to humans, animals, and the environment; with the interim step of labeling and identifying these products that may contain these ingredients, and reporting to the shareholders by August 2001.

Board of Directors Statement in Opposition to the Stockholder Proposal

    Sara Lee's highest priority is the safety and purity of its food and beverage products. Although we respect the concerns of certain consumers regarding the use of genetically modified foods, Sara Lee's management and Board of Directors believe that the proposal set forth above is not in the best interests of its stockholders and should be rejected.

  •
  Issues regarding the use of genetically modified foods should be resolved by governmental agencies.

    We share and actively support our customers' interests in food safety. At the same time, we believe that issues regarding the use of genetically modified foods are best entrusted to governmental agencies, which have the expertise and legal authority necessary to evaluate the issues and apply uniform resolutions based on sound scientific principles. The federal agencies primarily responsible for regulating biotechnology in the United States, which include the United States Department of Agriculture (USDA), the Food and Drug Administration (FDA) and the Environmental Protection Agency (EPA), have developed a coordinated system to ensure that new agricultural biotechnology products are safe for the environment and to animal and human health.

  •
  The proposal is not based on scientifically sound data.

    The food industry is highly regulated on a worldwide basis, and Sara Lee's products meet or exceed the consumer safety and quality requirements of every country in which our products are sold. The USDA and the FDA have determined that currently approved foods derived from biotechnology are as safe as conventional foods. The proposal's prohibition on the use of genetically engineered crops is much more restrictive than current USDA and FDA regulations, but is not supported by the same rigorous levels of scientific testing. Sara Lee is firmly committed to using only ingredients that have been thoroughly evaluated for safety and approved by all applicable regulatory authorities. We will continue to monitor developments in this field and to comply with all policies established by applicable food-safety regulators in the various markets we serve.

  •
  The proposal cannot be implemented, based on the current U.S. distribution system for agricultural commodities.

    The proposal seeks to require Sara Lee to remove "genetically engineered crops, organisms, or products thereof" from all Sara Lee products. We believe implementation of this proposal would be virtually impossible. Sara Lee neither produces its own grains or oilseeds nor buys them from farmers or agricultural suppliers; rather, Sara Lee buys livestock, meat and poultry products and processed food ingredients from numerous sources based on factors such as price, quality and availability. The current system in the United States for distributing meat and agricultural commodities makes it extremely difficult, if not impossible, for food producers to be certain whether or to what degree their ingredients have been enhanced through biotechnology. Although certain companies may be able to ensure that selected ingredients have been derived solely from conventional crops, the size and complexity of Sara Lee's operations make such a goal unachievable.

  •
  The proposal's labeling requirement would not aid in consumer understanding of the issue.

    The proposal would require Sara Lee to place special labels on those products that contain "genetically engineered crops, organisms, or products thereof," even though such labeling is not required by applicable governmental agencies. Sara Lee believes that decisions about mandatory labeling should be established by the FDA and other appropriate governmental agencies, which are capable of determining what information is necessary to protect consumers and can enforce labeling requirements on a uniform basis. Sara Lee believes that piecemeal labeling by individual companies would result in inconsistencies among the information reported and could confuse and mislead consumers.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST THE STOCKHOLDER PROPOSAL.

OTHER INFORMATION

Stockholder Proposals for the 2001 Annual Meeting

    Sara Lee's Bylaws provide that in order for a stockholder to nominate a candidate for election as a director at an annual meeting of stockholders or propose business for consideration at such meeting, written notice generally must be delivered to the Secretary of Sara Lee, at Sara Lee's principal executive offices, not later than the close of business on the 90th day, and not earlier than the close of business on the 120th day, prior to the first anniversary of the mailing of the notice for the preceding year's annual meeting. Accordingly, a stockholder nomination or proposal intended to be considered at the 2001 Annual Meeting must be received by the Secretary after the close of business on May 22, 2001, and prior to the close of business on June 22, 2001. Proposals should be mailed to Sara Lee Corporation, to the attention of Sara Lee's Secretary, Roderick A. Palmore, Three First National Plaza, 70 W. Madison Street, Chicago, Illinois 60602-4260. A copy of the Bylaws may be obtained from Roderick A. Palmore, Sara Lee's Secretary, by written request to the same address.

    In addition, if you wish to have your proposal considered for inclusion in Sara Lee's 2001 Proxy Statement, we must receive it on or before May 23, 2001.

Sara Lee's Form 10-K

    A copy of Sara Lee's Annual Report on Form 10-K for the fiscal year ended July 1, 2000, as filed with the Securities and Exchange Commission, will be sent to any stockholder without charge upon written request addressed to Sara Lee Corporation, to the attention of the Investor Relations and Corporate Affairs Department, Three First National Plaza, 70 W. Madison Street, Chicago, Illinois, 60602-4260. You also may obtain our Annual Report on Form 10-K over the Internet at the Securities and Exchange Commission's website, www.sec.gov.

Expenses of Solicitation

    This solicitation is being made by mail, but may also be made by telephone or in person by Sara Lee officers and employees (without additional compensation). In addition, we have hired Morrow & Co., Inc. for $14,000 plus associated costs and expenses to assist in the solicitation. Sara Lee will reimburse brokerage firms, nominees, custodians and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto.

How to Receive Next Year's Proxy Statement and Annual Report On-line

    You may elect to receive future proxy statements and annual reports of Sara Lee over the Internet, instead of receiving paper copies in the mail. Most stockholders who vote their shares for the 2000 annual meeting over the Internet will be given the opportunity to consent to future Internet delivery of Sara Lee documents. If you are not given an opportunity to consent to Internet delivery when you vote your proxy, you may contact the bank, broker or other holder of record through which you hold your shares and inquire about the availability of Internet delivery. If you consent to Internet delivery, a notation will be made in your account. When the proxy statement and annual report for our 2001 annual meeting become available, you will receive a notice instructing you on how to access them over the Internet. You may revoke your consent to Internet delivery, or request paper copies of any these documents without revoking your consent, by sending a written request to Sara Lee's Stockholder Services Department at Three First National Plaza, 70 W. Madison Street, Chicago, Illinois 60602-4260.

Sara Lee Corporation Three First National Plaza Chicago, Illinois 60602-4260

DIRECTIONS TO MCCORMICK PLACE AND THE ARIE CROWN THEATER

McCormick Place and the Arie Crown Theater are located at 23rd St. and Lake Shore Drive.

FROM THE NORTH:

From the North, take Interstate 94 (the Edens) to the Kennedy Expressway (I-90) to the Dan Ryan Expressway (I-94). Continue east on the Dan Ryan Expressway keeping to the right and exit north on the Stevenson Expressway (I-55) to Lake Shore Drive south. Exit on 31st Street. Turn right and follow the parking signs.

FROM THE NORTHWEST:

From the Northwest or O'Hare Airport, take the Northwest Tollway (I-90) to the Kennedy/Dan Ryan Expressway (I-94) to the Stevenson North (I-55) to Lake Shore Drive south and exit on 31st Street. Turn right and follow the parking signs.

FROM THE SOUTH:

From Indiana via the Skyway, take the Indiana Tollway (I-90) to the Chicago Skyway to the local traffic lanes of the Dan Ryan Expressway (I-94) west to the Stevenson Expressway (I-55) north to Lake Shore Drive south and exit on 31st Street. Turn right and follow the parking signs.

From Indiana or the South via I-80/94, take I-80/94 to the Bishop Ford Expressway to the Dan Ryan Expressway (I-94) west to the Stevenson Expressway (I-55) north to Lake Shore Drive south and exit on 31st Street. Turn right and follow the parking signs.

FROM THE WEST:

From the West, take the Eisenhower Expressway (I-290) east to the Dan Ryan Expressway (I-94) east. Keep to the right and follow signs to the Stevenson Expressway (I-55) north to Lake Shore Drive south and exit on 31st Street. Turn right and follow the parking signs.

PUBLIC TRANSPORTATION:

Call RTA Travel Information at (312) 836-7000 for information on public transportation alternatives from your location to McCormick Place. Information on public transportation also is available on the Internet at www.transitchicago.com, www.metrarail.com, and www.pacebus.com.

SARA LEE CORPORATION
PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING, OCTOBER 26, 2000

THE UNDERSIGNED HOLDER OF COMMON STOCK OR SERIES A ESOP CONVERTIBLE PREFERRED STOCK OF SARA LEE CORPORATION, A MARYLAND CORPORATION (THE "COMPANY"), HEREBY APPOINTS JOHN H. BRYAN, C. STEVEN McMILLAN AND RODERICK A. PALMORE, OR ANY OF THEM, AS PROXIES FOR THE UNDERSIGNED, WITH FULL POWER OF SUBSTITUTION IN EACH OF THEM, TO ATTEND THE ANNUAL MEETING OF THE STOCKHOLDERS OF THE COMPANY TO BE HELD AT THE ARIE CROWN THEATER AT MCCORMICK PLACE, 2301 SOUTH LAKE SHORE DRIVE, CHICAGO, ILLINOIS, ON OCTOBER 26, 2000, AT 10:00 A.M., CHICAGO TIME, AND ANY POSTPONEMENT OR ADJOURNMENT THEREOF, TO CAST ON BEHALF OF THE UNDERSIGNED ALL VOTES THAT THE UNDERSIGNED IS ENTITLED TO CAST AT SUCH MEETING AND OTHERWISE TO REPRESENT THE UNDERSIGNED AT THE MEETING WITH ALL POWERS POSSESSED BY THE UNDERSIGNED IF PERSONALLY PRESENT AT THE MEETING. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS AND OF THE ACCOMPANYING PROXY STATEMENT AND REVOKES ANY PROXY HERETOFORE GIVEN WITH RESPECT TO SUCH MEETING. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" EACH OF THE NOMINEES FOR DIRECTOR, "FOR" PROPOSAL 2 AND "AGAINST" PROPOSAL 3, EACH OF WHICH IS SET FORTH ON THE REVERSE SIDE HEREOF, AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

IMPORTANT — This Proxy must be signed and dated on the reverse side.

SARA LEE CORPORATION
PLEASE MARK YOUR VOTE IN ONE OF THE OVALS FOR EACH PROPOSAL IN THE FOLLOWING MANNER USING DARK INK ONLY:

				For All	Withheld As to All	For All Except as noted
1.	Election of Directors			/ /	/ /	/ /	2.	Ratification of the appointment of Arthur Andersen LLP as independent public accountants for the fiscal year ending June 30, 2001.	For / /	Against / /	Abstain / /
	01-P. Allaire	02-F. Andriessen	03-J. Bryan
	04-D. Burnham	05-C. Coker	06-J. Crown
	07-W. Davis	08-V. Jordan, Jr.	09-J. Ketelsen
	10-H. van Liemt	11-J. Manley	12-Cary D. McMillan
	13-C. Steven McMillan		14-F. Meysman
	15-R. Ridgway	16-R. Thomas	17-J. Zeglis
							3.	Vote on a stockholder proposal requesting Sara Lee to remove genetically engineered foods from its products.	For / /	Against / /	Abstain / /
To withhold as to less than all nominees, strike through the names of one or more nominees. The Board of Directors recommends a vote FOR proposals 1 and 2, and AGAINST proposal 3.
The Proxy holder may vote and otherwise represent the undersigned on any other matter which may properly come before the meeting or any adjournment or postponement thereof in the discretion of the Proxy holder.
Dated						, 2000

	Signature(s)							Each of the foregoing proposals is more fully described in the accompanying proxy statement.
NOTE: Please sign exactly as your name or names appear on the reverse side. For joint accounts, each owner should sign. When signing as officer, executor, administrator, attorney, trustee or guardian, or in any other legal capacity, please give your full title(s) under signature(s).

Detach Proxy Card Here

CONTROL NUMBER

VOTE YOUR SHARES BY TELEPHONE OR INTERNET!

QUICK * EASY * IMMEDIATE * AVAILABLE 24 HOURS A DAY * 7 DAYS A WEEK

SARA LEE CORPORATION encourages you to take advantage of convenient ways to vote your shares. If voting by proxy, you may vote by mail, or choose one of the two methods described below. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. To vote by telephone or Internet, read the accompanying proxy statement and then follow these easy steps:

TO VOTE BY PHONE	Call toll free 1-888-426-7034 any time on a touch tone telephone. There is NO CHARGE to you for the call. Enter your 6-digit Control Number located above.
	Option #1:	To vote as the Board of Directors recommends on ALL proposals: Press 1 When asked, please confirm your vote by pressing 1
	Option #2:	If you choose to vote on each proposal separately, press 0 and follow the simple recorded instructions.
TO VOTE BY INTERNET

Go to the following website:
 www.computershare.com/us/proxy
Enter the information requested on your computer screen, including your 6-digit Control Number located above.
Follow the simple instructions on the screen.

If you vote by telephone or the Internet, DO NOT mail back the proxy card.
THANK YOU FOR VOTING!

QuickLinks

TABLE OF CONTENTS
INFORMATION ABOUT SARA LEE CORPORATION
INFORMATION ABOUT THE ANNUAL MEETING
ELECTION OF DIRECTORS
MEETINGS AND COMMITTEES OF THE BOARD
DIRECTOR COMPENSATION
SARA LEE STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS
SARA LEE STOCK OWNERSHIP BY CERTAIN BENEFICIAL OWNERS
EXECUTIVE COMPENSATION
APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
STOCKHOLDER PROPOSAL REGARDING GENETICALLY ENGINEERED FOOD IN SARA LEE PRODUCTS
OTHER INFORMATION